Exhibit 25.1

UNITED STATES

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(I.R.S. Employer Identification No.)

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

David Massa

UMB BANK, NATIONAL ASSOCIATION

100 William Street, Suite 1850

New York, NY 10038

(646) 650-3790

(Name, address and telephone number of agent for service)

BGC Group, Inc.

(Exact name of obligor as specified in its charter)

Delaware	86-3748217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

499 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item16.	LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended, of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of June 30, 2025 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York, State of New York on the 3rd day of November, 2025.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ David Massa
David Massa
Senior Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273 Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2025 Submitted to CDR on 07/31/2025 at 03:57 PM FFIEC 031 Page 16 of 85 RC - 1 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC — Balance Sheet 1.a. 1.b. 2.a. 2.b. 2.c. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. 13.a. 13.a.1. 13.a.2. 13.b. 13.b.1. 13.b.2. 14.a. 14.b. 15. 16. 1 Includes cash items in process of collection and unposted debits. 2 Includes time certificates of deposit not held for trading. 3 Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC - B, item 8, column A, less Schedule RI - B, Part II, item 7, column B. 4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5 Includes all securities resale agreements, regardless of maturity. 6 Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Includes noninterest - bearing, demand, time, and savings deposits. 8 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 9 Includes all securities repurchase agreements, regardless of maturity. Amount RCFD Dollar Amounts in Thousands Assets 1. Cash and balances due from depository institutions (from Schedule RC - A): a. Noninterest - bearing balances and currency and coin (1)......................................................................................... b. Interest - bearing balances (2).......................................................................................................................... ... ....... 2. Securities: a. Held - to - maturity securities (from Schedule RC - B, column A) (3)............................................................................. b. Available - for - sale debt securities (from Schedule RC - B, column D)......................................................................... c. Equity securities with readily determinable fair values not held for trading (4)....................................................... 3. Federal funds sold and securities purchased under agreements to resell: 1,102,972 0081 9,996,186 0071 5,495,182 JJ34 12,162,669 1773 11,550 JA22 0 B987 RCON a. Federal funds sold......................................................................................................................... ... ................ b. Securities purchased under agreements to resell (5,6)................................................................................... 737,191 B989 RCFD RCFD 4. Loans and lease financing receivables (from Schedule RC - C): a. Loans and leases held for sale......................................................................................................................... ... ...... 5,738 5369 36,807,933 B528 b. Loans and leases held for investment............................................................................. c. LESS: Allowance for credit losses on loans and leases.................................................... 389,918 3123 36,418,015 B529 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)......................................................... 5. Trading assets (from Schedule RC - D)........................................................................................................................... 6. Premises and fixed assets (including right - of - use assets)............................................................................................ 7. Other real estate owned (from Schedule RC - M).......................................................................................................... 8. Investments in unconsolidated subsidiaries and associated companies..................................................................... 9. Direct and indirect investments in real estate ventures.............................................................................................. 10. Intangible assets (from Schedule RC - M)...................................................................................................................... 11. Other assets (from Schedule RC - F) (6)......................................................................................................................... 12. Total assets (sum of items 1 through 11)..................................................................................................................... Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC - E, Part I) 21,866 3545 375,152 2145 4,077 2150 0 2130 0 3656 2,304,623 2143 2,803,770 2160 71,438,991 2170 RCON 60,599,246 2200 19,091,396 6631 RCON (1) Noninterest - bearing (7).................................................................................... (2) Interest - bearing................................................................................................ 41,507,850 6636 RCON RCFN b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC - E, Part II) 0 2200 0 6631 RCFN (1) Noninterest - bearing......................................................................................... (2) Interest - bearing................................................................................................ 0 6636 RCFN 14. Federal funds purchased and securities sold under agreements to repurchase: 62,274 B993 RCON a. Federal funds purchased in domestic offices (8).............................................................................................. b. Securities sold under agreements to repurchase (9)....................................................................................... 15. Trading liabilities (from Schedule RC - D)............................................................................................................. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC - M).......................................... 2,870,332 B995 RCFD 0 3548 RCFD 0 3190 RCFD Reporting Period: June 30, 2025 August 06, 2025 8:59 AM

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 07/31/2025 at 03:57 PM

FFIEC 031
Page 17 of 85
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCFD	Amount	
Liabilities - continued			
17. and 18. Not applicable			
19. Subordinated notes and debentures (1)	3200	0	19.
20. Other liabilities (from Schedule RC-G)	2930	890,824	20.
21. Total liabilities (sum of items 13 through 20)	2948	64,422,676	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	4,214,287	25.
26. a. Retained earnings	3632	3,227,271	26.a.
b. Accumulated other comprehensive income (2)	B530	(446,493)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	7,016,315	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	7,016,315	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	71,438,991	29.

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2024	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent publicaccountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: June 30, 2025 August 06, 2025 8:59 AM